As filed with the Securities and Exchange Commission on September 9, 2008.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STACCATO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2325655
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-151642
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Common Stock, $.0001 par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and common stock purchase warrants of Staccato Acquisition Corp. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on June 13, 2008, as amended from time to time (File No. 333-151642) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

*3.1	Amended and Restated Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant
*4.5	Form of Unit Purchase Option to be granted to Representative

*
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on June 13, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STACCATO ACQUISITION CORP.

Date: September 9, 2008	By: /s/ Eric S. Rosenfeld Eric S. Rosenfeld President